(Exhibit 23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and the Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees (collectively, “Plans”) of our reports (a) dated February 24, 2009, with respect to the consolidated financial statements of The McGraw-Hill Companies, Inc. and the effectiveness of internal control over financial reporting of The McGraw-Hill Companies, Inc. incorporated by reference in its Annual Report (Form 10-K), (b) dated February 24, 2009, with respect to the financial statement schedule of The McGraw-Hill Companies, Inc. included in its Annual Report (Form 10-K), both for the year ended December 31, 2008, filed with the Securities and Exchange Commission, and (c) dated July 15, 2008, with respect to the financial statements and schedules of the Plans included in the Plans’ Annual Reports (Form 11-K), for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

New York, New York

February 24, 2009